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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement
No. 333-      of Boeing Capital Corporation of our report dated January 28, 2000
(March 23, 2000 as to Note 10), appearing in the Annual Report on Form 10-K as amended by Form 10-K/A filed on March 27, 2000 of Boeing Capital Corporation for the year ended December 31, 1999, and to our report dated April 12, 2000 appearing in the Current Report on Form 8-K dated March 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Seattle, Washington
February 14, 2001